UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2023

PERIMETER SOLUTIONS, SA
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-41027	98-1632942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
12E rue Guillaume Kroll, L-1882 Luxembourg
Grand Duchy of Luxembourg
352 2668 62-1
(Address of principal executive offices, including zip code)
(314) 396-7343
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $1.00 per share	PRM	New York Stock Exchange
Warrants for Ordinary Shares	PRMFF	OTC Markets Group Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2023, Perimeter Solutions, SA, duly registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548 (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) in person at the Company’s registered office located at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg. At the Annual Meeting, the shareholders voted on (i) the election of seven director nominees for a one-year term (Proposal 1), (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 2), (iii) the approval, on an advisory basis, of the frequency of the advisory vote on the compensation of the Company’s named executive officers (Proposal 3), (iv) the approval of the appointment of BDO USA, LLP as Independent Auditor of the Company for the year ending December 31, 2023, and BDO Audit SA as Statutory Auditor of the Company for the year ending December 31, 2023 (Proposal 4), (v) the approval of the annual accounts for the 2022 financial year (Proposal 5), (vi) the approval of the audited consolidated financial statements for the 2022 financial year (Proposal 6), (vii) the allocation of the results shown in the annual accounts for the 2022 financial year (Proposal 7), (viii) the discharge of each of the directors for the performance of their mandates as directors of the Company in relation to the 2022 financial year (Proposal 8) and (ix) the approval of the compensation of certain of the non-employee independent directors of the Company for 2022 (Proposal 9).
Proposal 1
The shareholders voted in favor of the election of the following director nominees as directors for a term of office expiring at the 2024 Annual Meeting of Shareholders or, in each case, until his or her successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
W. Nicholas Howley	120,688,684	1,021,255	7,018	3,497,027
William N. Thorndike, Jr.	118,347,063	3,361,176	8,718	3,497,027
Edward Goldberg	120,757,754	950,485	8,718	3,497,027
Tracy Britt Cool	120,666,876	1,041,365	8,716	3,497,027
Sean Hennessy	121,319,350	388,609	8,818	3,497,027
Robert S. Henderson	106,506,052	15,203,787	7,118	3,497,027
Bernt Iversen II	113,654,416	8,053,723	8,818	3,497,027
Proposal 2
The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Vote
98,918,872	22,786,010	12,075	3,497,027
Proposal 3

The shareholders approved a frequency of every one year for future advisory votes to approve the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
103,853,363	582,511	2,074,603	11,930,481	6,773,026

Proposal 4

The shareholders approved the appointment of BDO USA, LLP as Independent Auditor of the Company for the year ending December 31, 2023 and BDO Audit SA as Statutory Auditor of the Company for the year ending December 31, 2023.

For	Against	Abstain	Broker Non-Vote
125,186,436	22,590	4,958	—
Proposal 5
The shareholders approved of the annual accounts for the 2022 financial year.

For	Against	Abstain	Broker Non-Vote
125,165,344	12,044	36,596	—
Proposal 6
The shareholders approved of the audited consolidated financial statements for the 2022 financial year.

For	Against	Abstain	Broker Non-Vote
125,166,136	11,486	36,362	—
Proposal 7
The shareholders approved of the allocation of the results shown in the annual accounts for the 2022 financial year.

For	Against	Abstain	Broker Non-Vote
125,192,135	11,906	9,943	—
Proposal 8
The shareholders approved of the discharge of each of the directors for the performance of their mandates as directors of the Company in relation to the 2022 financial year.

For	Against	Abstain	Broker Non-Vote
121,437,412	193,361	86,184	3,497,027
Proposal 9
The shareholders approved of the compensation of certain non-employee independent directors of the Company for 2022.

For	Against	Abstain	Broker Non-Vote
94,095,528	27,613,197	8,232	3,497,027

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, SA

Date: June 23, 2023	By:	/s/ Charles Kropp
Charles Kropp
Chief Financial Officer